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                                                                       EXHIBIT I

                             JOINT FILING AGREEMENT

         The undersigned agree, in accordance with Rule 13d-1(f) under the Securities and Exchange Act of 1934, as amended, to jointly file with the Securities and Exchange Commission the Schedule 13D filed on January 6, 2003 on behalf of the undersigned, and any subsequent amendments thereto.

         The undersigned and each other person executing this joint filing agreement (this "Agreement") agree as follows: The undersigned and each other person executing this Agreement are responsible for the timely filing of such
Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of the undersigned or any other person executing this Agreement is responsible for the completeness or accuracy of the information statement concerning any other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.


Dated: January 6, 2003                        C. WAYNE CAPE

                                              /s/ C. WAYNE CAPE
                                              --------------------------
                                              C. Wayne Cape


                                              DIANE CAPE

                                              /s/ DIANE CAPE
                                              --------------------------
                                              Diane Cape


                                              CHARLES R. CAREY

                                              /s/ CHARLES R. CAREY
                                              --------------------------
                                              Charles R. Carey


                                              CAROLE E. CAREY

                                              /s/ CAROLE E. CAREY
                                              --------------------------
                                              Carole E. Carey


                                              RONALD G. DIENER

                                              /s/ RONALD G. DIENER
                                              --------------------------
                                              Ronald G. Diener


                                              F. BARRON HUGHES

                                              /s/ F. BARRON HUGHES
                                              --------------------------
                                              F. Barron Hughes